UNITED STATES

SECRUITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.___)

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LIBERTY ALL-STAR EQUITY FUND

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For Information Contact: Liberty All-Star® Funds 1-800-241-1850 www.all-starfunds.com Press Release

For Immediate Release

August 7, 2020

Liberty All-Star® Equity Fund

Liberty All-Star® Growth Fund, Inc.

Announce Change of Location of the Joint Annual Meeting of Shareholders

BOSTON, August 7, 2020 - Liberty All-Star® Equity Fund and Liberty All-Star® Growth Fund, Inc. (each, a “Fund” and together, the “Funds”) have determined it is advisable and in the best interests of the Funds’ shareholders to hold the August 20, 2020 Joint Annual Meeting of Shareholders (the “Meeting”) by telephone conference call without any in-person attendance. The Funds are taking this step because of travel limitations and other concerns relating to the coronavirus outbreak (COVID-19), including the health of shareholders and proxyholders. This press release provides instructions for participating in the Meeting.

Registration Instructions for the Telephonic Meeting

As described in the previously distributed proxy materials for the Meeting, any shareholder of record of the Funds as of the close of business on June 8, 2020 is entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. To participate in the Meeting, you must email shareholdermeetings@computershare.com no later than 5:00 p.m. Eastern Time on August 17, 2020 and provide your full name and address. You will then receive an email from Computershare Fund Services containing the conference call dial-in information and instructions for participating in the Meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Meeting. To register, you must submit proof of your proxy power (legal proxy) reflecting your Fund holdings along with your name and email address to Computershare Fund Services, the Funds’ tabulator. You may forward an email from your intermediary or attach an image of your legal proxy to shareholdermeetings@computershare.com. Requests for registration must be received no later than 5:00 p.m. Eastern Time on August 17, 2020. You will then receive an email from Computershare Fund Services containing the conference call dial-in information and instructions for participating in the Meeting.

Whether or not you plan to participate in the Meeting, the Funds urge shareholders to vote and submit their proxy in advance of the meeting by one of the methods described in the proxy materials for the Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect information provided above and may continue to be used to vote each shareholder’s shares in connection with the Meeting.

The Funds do not continuously issue shares and trade in the secondary market. Investors wishing to buy or sell shares need to place orders through an intermediary or broker. The share price of a closed-end fund is based on the market’s value. Liberty All-Star® Equity Fund’s shares are listed on the New York Stock Exchange (“NYSE”) under the symbol USA and Liberty All-Star® Growth Fund, Inc.’s shares are listed on the NYSE under the symbol ASG. ALPS Advisors, Inc. is the investment advisor of the Funds, which are multi-managed, closed-end investment companies with more than $1.6 billion in net assets as of July 31, 2020.

Past performance cannot predict future results.

An investment in the Funds involves risk, including loss of principal.

Secondary market support provided to the Funds by ALPS Fund Services, Inc.’s affiliate ALPS Portfolio Solutions Distributor, Inc., a FINRA Member. ALPS Fund Services, Inc., ALPS Advisors, Inc. and ALPS Portfolio Solutions Distributor, Inc. are affiliated entities.

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